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                                                                   Exhibit 10.13

[Translation of Chinese original]

                          Assignment of Loan Agreement

Party A: Wang Leilei
Residential address: No. 1001, Block 1, Xiao Yang Yi Bin, Dong Cheng District, Beijing
Identity Card No.: 110102197304020437

Party B: Wang Xiuling
Residential address: No. 101, Unit 3, 7/th/ Floor, Wu Sheng East Lane, Chao Yang District, Beijing
Identity Card No.: 110105630722252

Party C: DEVINE GEM MANAGEMENT LIMITED
Address: PO Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgins Islands.

Party D: PUCCINI INTERNATIONAL LIMITED
Address: Scotia Centre, 4/th/ Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands.

I.   Whereas:
     1. According to the Loan Agreement dated July 25, 2002 entered into between Party A, Party B and Party C, Party C provided loans of RMB400,000 and RMB100,000 to Party A and Party B, respectively. Borrowings from Party C to Party A and Party B were interest free and applied to part of the registered capital injected in Beijing Lei Ting Wan Jun Network Technology Limited. According to such Loan Agreement, Party C may request Party A and Party B to repay part of the loans from time to time and Party A and Party B shall not decline any repayment demand until the amount is fully repaid.

II. Party A, Party B, Party C and Party D further reach the following agreements after negotiation:
     1. Loan interests of RMB500,000 in total was transferred to Party D by Party C;
     2.   Both party A and Party B agree to transfer the debts;
     3. Party D agrees to guarantee all the rights and obligations of Party C under the Loan Agreement entered into on July 25, 2002 and to assume the warranties and undertakings of Party C under such borrowings; and
     4. All parties shall provide sufficient convenience and assistance to facilitate the

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          transfer, including but not limited to the provision of all legal documents;

III. Party A, Party B and Party C guarantee that:
     1.   They have provided true and sufficient materials;

IV.  Applicable laws and settlement of disputes
     1. The Laws of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") shall apply to this agreement.
     2. Any dispute arising from this agreement shall be settled by negotiation of all parties or, failing which, filed with the Court of Hong Kong for litigation.

V.   This agreement is in effect from the execution date of all parties;

VI. Four copies of this agreement has been executed, with a copy for each party and the execution of any copy shall give effect to this agreement and have binding force.

Signed and sealed by Wong Leilei          Signed and sealed by Wang Xiuling


Signed and sealed by DEVINE GEM           Signed and sealed by PUCCINI
MANAGEMENT LIMITED                        INTERNATIONAL LIMITED

Date: September 25, 2003

Execution Place

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